BUYING AGENCY AGREEMENT


DATED:     OCTOBER 1, 1998

BETWEEN:   NISSHO IWAI AMERICAN CORPORATION                           "NIAC"
           1211 S.W. Fifth Avenue
           Portland, Oregon 97204

    AND:   COLUMBIA SPORTSWEAR COMPANY                                "COLUMBIA"
           6600 N. Baltimore Street
           Portland, Oregon 97203

     WHEREAS, NIAC and COLUMBIA entered into a certain Buying Agency Agreement dated January 1, 1992 pursuant to which COLUMBIA appointed NIAC as its buying agent with respect to COLUMBIA brand clothing products which COLUMBIA purchased outside the United States for resale in the United States; and

     WHEREAS, that Buying Agency Agreement, as subsequently amended, will expire on September 30, 1998; and

     WHEREAS, COLUMBIA and NIAC now desire to enter into a new Buying Agency Agreement pursuant to which COLUMBIA appoints NIAC as a buying agent with respect to COLUMBIA brand clothing products which will be purchased outside the United States for resale by COLUMBIA in the United States (collectively the "Goods").

NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I

                              AGREEMENT TO PURCHASE

     During each year of this Agreement, COLUMBIA agrees that it shall purchase through NIAC, as its buying agent, at least eighty-five percent (85%) of the Goods which COLUMBIA purchases outside of the United States for resale by COLUMBIA in the United States.

                                   ARTICLE II
                                   ----------

                           AGREEMENT TO PROCURE GOODS
                           --------------------------

     2.1 During the term of the Agreement, NIAC will purchase as COLUMBIA's agent under purchase price terms specified as F.O.B. vessel loading port of country of origin (hereinafter referred to as "F.O.B. Price"), all Goods requested by COLUMBIA and arrange for delivery of such Goods as directed by COLUMBIA, to a delivery point within the United States after clearing U.S. Customs ("Delivery Point"). COLUMBIA shall be responsible for locating the supply source for the Goods ("Suppliers") and negotiating the purchase, the F.O.B. Price, and delivery schedules for such Goods with the Suppliers. COLUMBIA will also be responsible for negotiating all terms and conditions with any freight forwarder or transportation provider involved in the movement and delivery of the Goods.

     2.2 On behalf of COLUMBIA, NIAC shall advance the costs for acquisition of the Goods and other costs incurred in bringing the Goods to the Delivery Point including, without limitation, the amount paid by NIAC to the Supplier for the Goods purchased, transportation costs, costs of loading and unloading, costs of insurance, any costs incurred in protecting the Goods, custom duties, and fees of custom brokers for handling air shipments ("Reimbursable Costs"). Reimbursable Costs will not include bank service charges, fees of custom brokers (except for air shipments), and NIAC's overhead costs, including salaries paid to NIAC's employees.

                                   ARTICLE III
                                   -----------

                                PAYMENT FOR GOODS
                                -----------------

     3.1 At the direction of COLUMBIA, NIAC shall arrange for payment on behalf of COLUMBIA to the Supplier of the Goods. Payment to the Supplier shall be made as directed by COLUMBIA either through an at sight letter of credit opened by NIAC to the Supplier ("L/C") or through a direct wire transfer of funds from NIAC to the Supplier or its designated bank.

     3.2 NIAC shall have the right to choose which bank it utilizes for the opening of any L/C used for payment of the Goods. If NIAC should choose to use a bank that does not presently have a system in place with NIAC which allows for the direct electronic exchange of information associated with the L/C, NIAC will use its best efforts to secure such a system with that bank as soon as possible.

                                   ARTICLE IV
                                   ----------

                               REIMBURSEMENT TERMS
                               -------------------

     4.1 COLUMBIA shall (i) reimburse NIAC for all Reimbursable Costs, and (ii) pay a commission to NIAC for its services as COLUMBIA's buying agent in the amount of one and one half percent (1.5%) of the F.O.B Price of the Goods ("Commission").

Commission is a bona fide buying agency and financing commission and is not any type of "selling commission" as that term is used in the U.S. Tariff Act of 1930, amended by the Trade Agreements Act of 1979, as set forth in 19 U.S.C.A.
Section 1401a(b)(1).

     4.2 After delivery of the Goods to Delivery Point, NIAC shall invoice COLUMBIA for all Reimbursable Costs and for the Commission. Any Reimbursable Costs incurred thereafter shall be billed by NIAC as soon as possible after such costs are incurred.

     4.3 The "Reimbursement Starting Date" shall be (i) the date of the disbursement of funds drawn under the L/C or (ii) the date payment is made through wire transfer from NIAC to the Supplier. COLUMBIA shall pay NIAC for all Reimbursable Costs and the applicable Commission in United States currency within ninety (90) days from the Reimbursement Starting Date ("Due Date").

     4.4 COLUMBIA shall pay interest to NIAC on all Reimbursable Costs and Commission at a rate equal to thirty-five (35%) basis points over the three month LIBOR published in the Wall Street Journal on the first business day of each month. Interest shall accrue from the Reimbursement Starting Date to the date of payment by COLUMBIA with the interest rate based on that which is in effect on the first of the month in which NIAC makes payment to Supplier.

     4.5 Overdue interest shall be payable on all amounts due NIAC from the Due Date of said amount to the date NIAC actually receives payments thereof. The applicable overdue interest rate shall be the Prime Rate announced by Citibank N.A., New York plus two percent (2%) as set forth on each invoice issued by NIAC or the maximum rate allowed by law, whichever is lower.

                                    ARTICLE V
                                    ---------

                                 LINE OF CREDIT
                                 --------------

     5.1 Prior to February 1 of each year, COLUMBIA shall submit to NIAC its annual preliminary financial plan for COLUMBIA's forthcoming fiscal year. Such plan will consist of monthly income statements, balance sheets, and statements of cash flows. Following a reasonable review of said annual financial plan and the financial statements, and provided NIAC is reasonably satisfied with the financial plan and the financial statements provided under Article VII "Reports and Records," NIAC shall specify the amount of the "Credit Line" which it is willing to establish for COLUMBIA for the purchase of Goods under Articles II, III and IV above for the forthcoming COLUMBIA fiscal year.

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
     5.2 The amount of Credit Line which shall be available from time to time shall be an amount equal to the Credit Line minus (i) the amount of outstanding unpaid invoices issued by NIAC to COLUMBIA, (ii) any Reimbursable Costs and Commissions which have not yet been invoiced to COLUMBIA and (iii) the amount of any purchase orders issued to Suppliers for which payment has not yet been made, (collectively, the "Outstandings").

     5.3 Notwithstanding the above, however, NIAC shall have no obligation to place orders for Goods with the Supplier ("Orders") as requested by COLUMBIA or extend credit under the Credit Line if at any time:
          (a) COLUMBIA has operated at a loss during any three consecutive fiscal quarters or COLUMBIA has accumulated a loss in the current fiscal year, the total amount of which exceeds fifty percent (50%) of the amount of consolidated net worth at the end of the preceding fiscal year;
          (b) The Outstandings equal one hundred percent (100%) of the Credit Line; or
          (c) There is any default by COLUMBIA under this Agreement.

                                   ARTICLE VI
                                   ----------

                    WARRANTY LIMITATIONS AND INDEMNIFICATION
                    ----------------------------------------

     6.1 NIAC shall purchase the Goods ordered by COLUMBIA from the Suppliers. NIAC shall assign to COLUMBIA any warranties regarding the Goods, which are provided by the Suppliers, but shall not provide any warranties itself. NIAC EXPRESSLY DISCLAIMS ALL WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE. NIAC shall not be obligated to pay or give any purchase discount or allowance to COLUMBIA for defective or B grade goods. NIAC shall, however, give COLUMBIA any discounts or allowance given to NIAC by the Supplier for Goods.

     6.2 COLUMBIA hereby releases and shall indemnify and hold harmless NIAC from any claim, loss, or liability arising from any claim by any third party against NIAC arising out of this Agreement, any actions or omissions of NIAC pursuant to this Agreement, or the Goods purchased hereunder unless and to the extent such claim, loss or liability arises from the sole negligence of NIAC.

     6.3 COLUMBIA shall maintain with a reasonably acceptable insurance company product liability insurance in an amount per occurrence of not less than $1,000,000 covering any claim of product liability with respect to the Goods delivered by NIAC to COLUMBIA under this Agreement, naming NIAC as an additional named

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
insured, and providing for not less than ten (10) days' advance notice to NIAC of cancellation. COLUMBIA shall submit to NIAC promptly upon issuance of such policy of insurance and upon each anniversary thereof a certificate issued by the insurance company evidencing such insurance.

                                  ARTICLE VII
                                  -----------

                               REPORTS AND RECORDS
                               -------------------

       7.1 COLUMBIA shall prepare and submit to NIAC the following reports:
          (a) Within forty-five (45) days following the end of each of the first three (3) COLUMBIA Fiscal Year quarters, COLUMBIA will submit to NIAC the unaudited consolidated balance sheet and statement of income as of the end of such quarter accompanied by a copy of COLUMBIA's quarterly report to the Securities and Exchange Commission, Form 10-Q.
          (b) Within ninety (90) days after the end of each COLUMBIA Fiscal Year, COLUMBIA will submit to NIAC the consolidated balance sheet, statement of earnings, and statement of cash flow accompanied by (i) the audit report of COLUMBIA's independent certified public accountants and (ii) a copy of COLUMBIA's annual report to the Securities and Exchange Commission, Form 10-K.
          (c) At such time, if any, that COLUMBIA provides or is required to provide to any entity extending credit to it any other report or financial information, COLUMBIA shall at the same time provide a copy thereof to NIAC.
          (d) Within fifteen (15) days of its receipt of notice from the financial rating agencies, COLUMBIA will notify NIAC of any changes in COLUMBIA's S&P or Moody's credit rating.
          (e) Such other information and reports relating to the affairs of COLUMBIA as NIAC may reasonably request from time to time.

     7.2 All financial statements to be submitted by COLUMBIA to NIAC shall be prepared in accordance with GAAP consistently maintained by COLUMBIA.

     7.3 Upon NIAC's request, COLUMBIA shall submit any documents or agreements related to customs or other purposes which are necessary for NIAC's handling of the Goods in accordance with this Agreement.

     7.4 NIAC shall during the term of this Agreement and for a period of five
(5) years following its termination maintain complete and accurate records of all import transactions in accordance with the requirements of customs and shall provide such records to COLUMBIA upon request.

     7.5 NIAC shall, at the request of and in conjunction with COLUMBIA, provide complete and timely information in response to any investigation or inquiry from the U.S.

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
Customs Service or any other governmental agency. In addition, NIAC will provide any information requested by COLUMBIA for use in any lawsuit or administrative proceeding in which COLUMBIA may be involved.

     7.6 In the event one or both parties should incur any material out-of-pocket expenses or costs related to any such investigations or proceedings, the parties shall negotiate in good faith to determine the responsibility for and allocation of such expenses or costs between the parties.

                                  ARTICLE VIII
                                  ------------

                     ORDERING FORECASTS: ORDERING PROCEDURE
                     --------------------------------------

     8.1 In order to facilitate NIAC's procurement of Goods, COLUMBIA shall provide NIAC from time to time and as requested by NIAC with forecasts of the quantity and type of Goods COLUMBIA intends to purchase using NIAC.

     8.2 COLUMBIA shall provide NIAC any purchase orders for Goods to be purchased under this Agreement as far in advance as is reasonably practicable from the planned time of production of the Goods.

     8.3 NIAC will place Orders with Suppliers and if applicable arrange to open the L/C for such Orders as soon as reasonably practicable following NIAC's receipt of the order from COLUMBIA.

     8.4 NIAC may delay placing the Orders and opening the L/C should any of the conditions described in Section 5.3 arise or exist.

     8.5 In the event NIAC, for whatever reason, should decide with respect to any particular order that it does not wish to provide financing and to handle that order, it will immediately notify COLUMBIA of that decision. In such event, COLUMBIA shall be free to secure other financing arrangements and place the affected order without the assistance of NIAC. COLUMBIA's obligation for the applicable year under Article I would then be reduced by the amount of such affected order.

                                   ARTICLE IX
                                   ----------

                              INSURANCE AND CLAIMS
                              --------------------

     9.1 NIAC shall at COLUMBIA's expense maintain with a reasonably acceptable insurance company a policy which will cover all Goods while in transit Ex

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
Works to the ultimate Delivery Point. Such policy shall insure the Goods in an amount equal to one hundred fifty percent (150%) of the F.O.B. Price.

     9.2 NIAC shall promptly process any claims with the appropriate party for damage or shortage that were incurred during the shipment and/or delivery of the Goods. NIAC shall make every effort to settle each claim, either with the responsible party or the insurance company, for an amount which will fully compensate COLUMBIA for the total loss which COLUMBIA has incurred. NIAC shall indemnify COLUMBIA for the loss due to such damage or shortages to the extent NIAC is actually indemnified by the party responsible or the insurance company for such loss and NIAC shall promptly forward to COLUMBIA the full amount of any and all such payments.

                                    ARTICLE X
                                    ---------

                            CONFIDENTIAL INFORMATION
                            ------------------------

     It is understood that certain of the information which COLUMBIA will provide to NIAC during the term of this Agreement is confidential. NIAC shall use its best efforts to maintain the confidentiality of all such confidential information in the same manner in which NIAC maintains its own confidential information. Upon termination of this Agreement, if requested by COLUMBIA in writing, NIAC, at its option, will deliver to COLUMBIA or destroy that confidential information of COLUMBIA which NIAC does not need to retain for its own business purpose in connection with this Agreement.

                                   ARTICLE XI
                                   ----------

                                    COVENANT
                                    --------

     COLUMBIA shall, so long as (i) there are any amounts outstanding payable by COLUMBIA to NIAC, or (ii) NIAC shall have any obligation to perform the services as described herein:
          (a) Perform and comply with each of the provisions of the "Credit Agreement" dated July 31, 1997, between COLUMBIA and Wells Fargo Bank National Association;
          (b) As soon as possible and in any event within seven (7) days after the occurrence of a default under the Credit Agreement notify NIAC in writing setting forth the details of the default and the action which COLUMBIA proposes to take with respect thereto;
          (c) As soon as possible and in any event at least ninety (90) days prior to the termination of the Credit Agreement notify NIAC in writing of such termination, and in good faith negotiate with NIAC to promptly implement such financial covenants herein as shall be mutually agreed.

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
                                   ARTICLE XII
                                   -----------

                                      TERM
                                      ----

     This Agreement shall be in effect as of October 1, 1998 and, unless sooner terminated pursuant to its provisions, shall remain in full force and effect until September 30, 2001. This Agreement shall be automatically extended for a 3-year period thereafter unless a party desiring not to renew the Agreement gives the other party written notice of its election not to renew no later than March 31, 2001.

                                  ARTICLE XIII
                                  ------------

                             TERMINATION AND DEFAULT
                             -----------------------

     13.1 If any party shall cease to conduct its business or shall make any involuntary assignment of either its assets or its business for the benefit of creditors; if a trustee or receiver is appointed to administer or conduct its business affairs; if it is judged in any legal proceeding to be a debtor in bankruptcy; or if any insolvency proceedings are commenced against it and not terminated or dismissed within ninety (90) days, then such event shall be considered a default of the Agreement and the other party may terminate this Agreement.

     13.2 In addition to the special rights of termination provided in the section above, if (i) any party fails to perform any of its material obligations in this Agreement or (ii) the lender has declared a default under the Credit Agreement and has accelerated repayment of the loan thereunder, such event shall constitute a default of this Agreement. If such non-performance is not cured within thirty (30) days after notice of such failure is sent, then the party giving the notice of non-performance may elect to terminate this Agreement. If written election to terminate is given, this Agreement shall terminate ten (10) days following delivery of this notice.

     13.3 Upon Agreement expiration or termination by COLUMBIA arising from a default by NIAC under this Agreement, (i) NIAC shall affirm any and all NIAC commitments with respect to partially completed transactions including Goods in transit and pending customs matters which have not been performed at such time,
(ii) COLUMBIA shall accept all orders for which NIAC has arranged for issuance of an L/C or other payment to the Supplier, and (iii) all unpaid amounts due and to become due to NIAC shall be accelerated and shall be payable upon demand.

     13.4 Upon termination of this Agreement by NIAC arising from a default by COLUMBIA under this Agreement, NIAC shall have the right to rescind and/or reaffirm

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
any or all purchase orders which have not been performed at such time, and COLUMBIA shall be liable for all costs and expenses NIAC incurs thereby.

     13.5 Upon any default the non-defaulting party shall have all rights permitted to it under law including, without limitation, the rights arising from default specified in this Agreement.


                                   ARTICLE XIV
                                   -----------

                                    SECURITY
                                    --------

     COLUMBIA shall not grant (or suffer the existence of) any liens, security interests or encumbrances on COLUMBIA's inventories and accounts receivable to any vendor other than NIAC without (i) at least thirty (30) days in advance of such intended grant, giving NIAC written notice thereof and (ii) granting NIAC a security interest in such assets, provided that this article shall not limit COLUMBIA's ability to grant any liens, security interests or encumbrances to COLUMBIA's banks or other institutional lenders.


                                   ARTICLE XV
                                   ----------

                          YEAR 2000 SYSTEMS COMPLIANCE
                          ----------------------------

     NIAC agrees that it will review all internal information systems that are required for the performance of this Agreement and take whatever action is necessary to replace, upgrade, or modify such systems to assure that they are century compliant for the year 2000.

                                   ARTICLE XVI
                                   -----------

                                  GOVERNING LAW
                                  -------------

     This Agreement is made in the State of Oregon and its effectiveness, interpretation and enforcement shall be governed by the law of such state.

                                  ARTICLE XVII
                                  ------------

                                     WAIVER
                                     ------

     The waiver of non-performance of an obligation of a party under this Agreement in one case shall not be deemed to be waiver of non-performance of the same obligation in any other case.

                                  ARTICLE XVIII
                                  ------------

                                  FORCE MAJEURE
                                  -------------

     No party shall be liable for the failure to carry out its obligations hereunder in the event that it is prevented from doing so by any act beyond its control, including without limitations, war or warlike condition, unavailability of shipping vessels, insurrection, labor disturbances, casualty, governmental tariffs or quotas, or U.S. Government credit restrictions. This Article shall not apply to COLUMBIA's obligation to make any payment as provided in this Agreement.

                                   ARTICLE XIX
                                   -----------

                                     NOTICES
                                     -------

     Any notice made in relation to this Agreement or performance thereunder shall be in writing and delivered by hand or sent by prepaid certified mail, return receipt requested, or facsimile (with a copy by certified mail) to the following addresses or such other addresses as either party may designate by notice duly given:

              TO NIAC:
                         Nissho Iwai American Corporation
                         Suite 2200, Pacwest Center
                         1211 S.W. Fifth Avenue
                         Portland, OR 97204-3782
                         Attn:  Branch General Manager
                         Fax No.:  (503) 220-0560

              WITH COPY TO:
                         General Counsel
                         Nissho Iwai American Corporation
                         1211 Avenue of Americas
                         New York, NY 10036-8880
                         Fax No.:  (212) 840-2317

              TO COLUMBIA:
                         Columbia Sportswear Company
                         6600 N. Baltimore Street
                         Portland, OR 97203
                         Attn:  Chief Financial Officer
                         Fax No.:  (503) 286-9491


                                   ARTICLE XX
                                   ----------

                                ENTIRE AGREEMENT
                                ----------------

     This instrument constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter of this Agreement, and supersedes all prior discussions, agreements and understandings between the parities with respect to the said matter. No amendment, modification or assignment of this Agreement shall be binding on the parties unless made in writing expressly referring to this Agreement and signed by authorized officers or representatives of the parties hereto.


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


NISSHO IWAI AMERICAN CORP.               COLUMBIA SPORTSWEAR COMPANY


By: /s/ YUTAKA KASE                      By: /s/ TIM BOYLE
    --------------------------------         --------------------------------
    Yutaka Kase, General Manager &           Tim Boyle, President
    Senior Vice President

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